EXHIBIT 11

                             TYSON FOODS, INC.
                     COMPUTATION OF EARNINGS PER SHARE
                    (In millions except per share data)

                                                      Quarter Ended
                                               ---------------------------
                                                 March 30,      April 1,
                                                   1996           1995
                                               ---------------------------
Primary:

     Average common shares outstanding
     during the period                            144.9           144.2

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                    .4              .8
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           145.3           145.0
                                                  =====           =====
     Net income                                   $14.4           $50.5
                                                  =====           =====
     Earnings per share                           $0.10           $0.35
                                                  =====           =====

Fully Diluted:

     Average common shares outstanding
     during the period                            144.9           144.2

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                       .4              .9
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           145.3           145.1
                                                  =====           =====
     Net income                                   $14.4           $50.5
                                                  =====           =====
     Earnings per share                           $0.10           $0.35
                                                  =====           =====

EXHIBIT 11

                             TYSON FOODS, INC.
                     COMPUTATION OF EARNINGS PER SHARE
                    (In millions except per share data)

                                                    Six Months Ended
                                               ---------------------------
                                                 March 30,      April 1,
                                                   1996           1995
                                               ---------------------------
Primary:

     Average common shares outstanding
     during the period                            144.9           144.2

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                    .4              .8
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           145.3           145.0
                                                  =====          ======
     Net income                                   $57.7          $102.7
                                                  =====          ======
     Earnings per share                           $0.40           $0.71
                                                  =====           =====

Fully Diluted:

     Average common shares outstanding
     during the period                            144.9           144.2

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                       .6              .9
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           145.5           145.1
                                                  =====          ======
     Net income                                   $57.7          $102.7
                                                  =====          ======
     Earnings per share                           $0.40           $0.71
                                                  =====           =====








                                    168